UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Voya Financial, Inc.

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Voya Financial, Inc.

Supplement to Proxy Statement dated April 10, 2019

For the Annual Meeting of Stockholders

To be Held on May 23, 2019

Withdrawal of Director Nominee

This proxy statement supplement, dated May 3, 2019 (the “Supplement”), provides updated information with respect to the 2019 Annual Meeting of Stockholders of Voya Financial, Inc. (the “Company”) to be held on May 23, 2019 (the “Annual Meeting”).

On or about April 10, 2019, the Company commenced the mailing to its stockholders of a Notice of the Annual Meeting and Definitive Proxy Statement (the “Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Due to the demands of his recent appointment at Mariner Investment Group, LLC, Curtis Arledge will not stand for re-election at the Annual Meeting. As a result, Mr. Arledge’s name has been withdrawn from nomination for re-election to the Board. The Board has determined that no other nominee for election at the Annual Meeting will be named in place of Mr. Arledge and the Board approved a reduction to the size of the Board from nine to eight directors.

The remaining nominees named in the Proxy Statement will continue to stand for re-election at the Annual Meeting. Notwithstanding Mr. Arledge’s withdrawal as a nominee for re-election to the Board, the form of proxy card included with the Notice of the Annual Meeting remains valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining eight nominees, as named in the Proxy Statement and instruction to vote for Mr. Arledge will be disregarded. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instruction. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding Mr. Arledge’s name as a nominee for election as a director.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.

By Order of the Board of Directors,

/s/ Jean Weng
Jean Weng
Senior Vice President, Deputy General Counsel and Corporate Secretary
May 3, 2019